Exhibit 24

APPALACHIAN POWER COMPANY

I, Thomas G. Berkemeyer, Assistant Secretary of APPALACHIAN POWER COMPANY, HEREBY CERTIFY that the following constitutes a true and exact copy of the resolutions duly adopted by the affirmative vote of a majority of the Board of Directors of said Company at a meeting of said Board duly and legally held on August 25, 2009, at which meeting a quorum of the Board of Directors of said Company was present and voting throughout.  I further certify that said resolutions have not been altered, amended or rescinded, and that they are presently in full force and effect.
GIVEN under my hand this 16th day of September, 2009.

/s/ Thomas G. Berkemeyer
Assistant Secretary

APPALACHIAN POWER COMPANY
August 25, 2009

The Chairman outlined a proposed filing of one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended, for financings through August 31, 2012 of the Company involving the issuance and sale, either at competitive bidding, through a negotiated public offering with one or more agents or underwriters or through private placement, of debt securities, comprised of unsecured promissory notes in one or more new series, each series to have a maturity of not more than 60 years ("Debt Securities ").  The Chairman stated that it may be necessary to register or qualify the Debt Securities to be sold pursuant to such financing program under the "blue sky" laws of various jurisdictions.

Thereupon, on motion duly made and seconded, it was unanimously

    RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to execute and file with the Securities and Exchange Commission ("SEC") on behalf of the Company one or more Registration Statements relating to the Debt Securities pursuant to the applicable provisions of the Securities Act of 1933, as amended; and further

    RESOLVED, that it is desirable and in the best interest of the Company that the Debt Securities be qualified or registered for sale in various jurisdictions; that (i) the Chairman of the Board, the President, the Treasurer or any Assistant Treasurer of the Company or (ii) the Chief Operating Officer, the President-Utility Group or any Executive Vice President of American Electric Power Service Corporation ("Authorized Persons") be, and they hereby are, authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Debt Securities of the Company as said Authorized Persons may deem advisable; that said Authorized Persons are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such Authorized Persons of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and further

    RESOLVED, that the Authorized Persons be, and they hereby are, authorized and directed to take any and all further action in connection therewith, including the execution and filing of such amendment or amendments, supplement or supplements and exhibit or exhibits thereto as they may deem necessary or desirable.

The Chairman indicated to the meeting that it may be desirable that the Debt Securities be listed on the New York Stock Exchange and in connection with any such application, to register the Bonds under the Securities Exchange Act of 1934, as amended.

Thereupon, it was, on motion duly made and seconded, unanimously

    RESOLVED, that the officers of this Company be, and they hereby are, authorized, in their discretion, to make one or more applications, on behalf of this Company, to the New York Stock Exchange for the listing of the Debt Securities; and further

    RESOLVED, that Holly Keller Koeppel, Charles E. Zebula and Renee V. Hawkins or any one of them, be, and they hereby are, designated to appear before the New York Stock Exchange with full authority to make such changes in any such application or any agreements relating thereto as may be necessary or advisable to conform with the requirements for listing; and further

    RESOLVED, that the proper officers be, and they hereby are, authorized to execute and file, on behalf of this Company, one or more applications for the registration of the Debt Securities with the SEC pursuant to the provisions of the Securities Exchange Act of 1934, as amended, in such form as the officers of this Company executing the same may determine; and further

    RESOLVED, that the Authorized Persons (as previously defined) be, and each of them hereby is, authorized, in the event any said application for listing is made, to execute and deliver on behalf of this Company an indemnity agreement in such form, with such changes therein as the Authorized Persons executing the same may approve, their execution to be conclusive evidence of such approval; and further

    RESOLVED, that the Authorized Persons be, and each of them hereby is, authorized to take any other action and to execute any other documents that in their judgment may be necessary or desirable in connection with listing the Debt Securities on the New York Stock Exchange.

The Chairman further stated that, in connection with the filing with the SEC of one or more Registration Statements relating to the proposed issuance and sale of Debt Securities, there was to be filed with the SEC a Power of Attorney, dated August 25, 2009, executed by the officers and directors of this Company appointing true and lawful attorneys to act in connection with the filing of such Registration Statement(s) and any and all amendments thereto.

Thereupon, on motion duly made and seconded, the following preambles and resolutions were unanimously adopted:

    WHEREAS, the Company proposes to file with the SEC one or more Registration Statements for the registration pursuant to the applicable provisions of the Securities Act of 1933, as amended, of Debt Securities, in one or more new series, each series to have a maturity of not less than nine months and not more than 60 years; and

    WHEREAS, in connection with said Registration Statement(s), there is to be filed with the SEC a Power of Attorney, dated August 25, 2009, executed by certain of the officers and directors of this Company appointing Michael G. Morris, Holly Keller Koeppel, Charles E. Zebula and Renee V. Hawkins, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

NOW, THEREFORE, BE IT

RESOLVED, that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

    RESOLVED, that any and all action hereafter taken by any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

    RESOLVED, that said Registration Statement(s) and any amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.

APPALACHIAN POWER COMPANY
POWER OF ATTORNEY

Each of the undersigned directors or officers of APPALACHIAN POWER COMPANY, a Virginia corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements for the registration thereunder of its Debt Securities, comprising unsecured promissory notes in one or more new series, each series to have a maturity not exceeding 60 years, does hereby appoint MICHAEL G. MORRIS, HOLLY KELLER KOEPPEL, CHARLES E. ZEBULA AND RENEE V. HAWKINS his true and lawful attorneys, and each of them his true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him and in his name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF the undersigned have hereunto set their hands this 25th day of August, 2009.

/s/ Michael G. Morris	/s/ Richard E. Munczinski
Michael G. Morris L.S.	Richard E. Munczinski L.S.

/s/ Nicholas K. Akins	/s/_Robert P. Powers
Nicholas K. Akins L.S.	Robert P. Powers L.S.

/s/ Carl L. English	/s/_Brian X. Tierney
Carl L. English L.S.	Brian X. Tierney L.S.

/s/ John B. Keane	/s/_Susan Tomasky
John B. Keane L.S.	Susan Tomasky L.S.

/s/ Holly Keller Koeppel	/s/_Dennis E. Welch
Holly Keller Koeppel L.S.	Dennis E. Welch L.S.